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                                                                     EXHIBIT 5.2

                       [VINSON & ELKINS L.L.P. LETTERHEAD]

                                  May 10, 1999

Range Resources Corporation
500 Throckmorton Street
Fort Worth, Texas 76102

Ladies and Gentlemen:

     We have acted as counsel to Range Resources Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement"), relating to the proposed offer and sale by certain stockholders of the Company of up to 2,335,739 shares of the Company's common stock, par value $.01 per share (the "Shares"). In such capacity, we are passing on certain legal matters in connection with the registration of the sale of the Shares. At your request, this opinion is being furnished to you for filing as an exhibit to the Registration Statement. The Registration Statement also includes additional securities of the Company which may be offered by the Company from time to time (the "Additional Securities"). This firm previously delivered to the Company an opinion dated April 22, 1999 with respect to the validity of the Additional Securities.

     In connection with rendering this opinion, we have examined such certificates, instruments and documents and reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In addition, we have relied as to factual matters on certificates of officers of the Company.

     Based upon the foregoing examination and review, we are of the opinion that the Shares are duly and validly authorized and legally issued, fully paid and nonassessable.

     The foregoing opinion is limited to the laws of the United States of America and to the General Corporation Law of the State of Delaware. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or Blue Sky laws.
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May 10, 1999



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.


                                                     Very truly yours,


                                                     VINSON & ELKINS L.L.P.